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                              METRIKA SYSTEMS CORPORATION

                            Subsidiaries of the Registrant


As of February 28, 1999, Metrika Systems Corporation owned the following companies:
                                                                               STATE OR
                                                                             JURISDICTION      PERCENT OF
                                   NAME                                           OF           OWNERSHIP
                                                                             INCORPORATION
           Radiometrie RM GmbH                                              Germany               100
           Eberline Radiometrie S.A.                                        France                100
           Gamma-Metrics                                                    California            100
           MF Physics Corporation                                           Delaware              100
           Radiometrie Corporation                                          Delaware              100
                DMC Mess & Regeltechnik GmbH                                Germany               100
           Radiometrie U.S.A., Inc.                                         California            100
           Radiometrie Limited                                              United Kingdom        100

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